[FNB Corporation Letterhead]



March 29, 2000


Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of FNB Corporation. The meeting will be held at 2:00 p.m., on Tuesday, May 9, at Custom Catering, Inc., in Blacksburg, Virginia. The bank will host a reception following the business meeting. I encourage you to take this opportunity to visit with your friends and fellow shareholders.

Information about the business meeting and the nominees for election as Directors is in the enclosed meeting notice and proxy statement. This year, you elect two Directors of Class I, ratify the appointment of independent accountants, and approve the FNB Corporation 2000 Incentive Stock Plan and the reservation of 400,000 shares of the Corporation's stock for issuance thereunder. Please return your proxy by Friday, May 5, in the enclosed postage-paid envelope.

We hope you will be able to attend. A map to the site is printed on the back of this proxy statement for your convenience.

Sincerely,



J. Daniel Hardy, Jr.
President/CEO

Enclosures

                   Notice of Annual Meeting of Shareholders

To Our Shareholders:

NOTICE IS HEREBY GIVEN  that the Annual Meeting of Shareholders of
FNB Corporation (the "Corporation") will be held at Custom Catering, Inc., 902 Patrick Henry Drive, Blacksburg, Virginia, on May 9, 2000, at 2:00 p.m., for the following purposes:

     (1)	To elect two (2) Directors of the Corporation to fill the vacancy created by the expiration of terms of the Directors of Class I;

     (2)	To ratify the appointment of McLeod & Company, independent
         certified public accountants, as auditors for 2000;

      (3)	To approve the FNB Corporation 2000 Incentive Stock Plan and the
          reservation of 400,000 shares of the Corporation's stock for issuance thereunder; and

     (4)	To transact any other business that may properly come before the meeting or any adjournment thereof.

The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Board of Directors as of the close of business at 2:00 p.m., on March 15, 2000. The number of shares outstanding and entitled to vote is 4,093,996 shares.

This notice and the accompanying proxy materials enclosed herewith are sent to you by order of the Board of Directors. The Board of Directors of FNB Corporation recommends that shareholders elect the nominated Directors of Class I; ratify the appointment of McLeod & Company, independent certified public accountants, as auditors for the Corporation for 2000; and approve the FNB Corporation 2000 Incentive Stock Plan and the reservation of 400,000 shares of the Corporation's stock for issuance thereunder.




                                             Peter A. Seitz, Secretary
                                             FNB Corporation




IMPORTANT: To assure that your shares will be voted at the meeting, you are requested to complete and sign the enclosed proxy and return it in the postage-paid envelope provided as soon as possible. The giving of a proxy will not affect your right to vote in person in the event you attend the meeting and elect that right.

                              Proxy Statement

                   2000 Annual Meeting of Shareholders
                        To be Held on May 9, 2000

The accompanying proxy is solicited on behalf of the Board of Directors of FNB Corporation (the "Corporation") for the 2000 Annual Meeting of Shareholders ("Annual Meeting") for the purposes set forth in the accompanying notice.
The Annual Meeting will be held at Custom Catering, Inc., 902 Patrick Henry Drive, Blacksburg, Virginia, on May 9, 2000, at 2:00 p.m.

The Corporation will pay all costs for this proxy solicitation. All shares of the common stock of the Corporation represented by properly executed and delivered proxies will be voted according to their terms and conditions at the Annual Meeting or any adjournments thereof. A proxy may be revoked at any time before the stock to which it relates is voted, either by written notice (which may be in the form of a substitute proxy delivered to the Secretary of the Annual Meeting) or by attending the Annual Meeting and voting in person.

Voting Securities and Principal Holders Thereof. The number of shares outstanding and entitled to vote is 4,093,996 shares of common stock. There are no other outstanding classes of Corporation stock. The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed as of the close of business on March 15, 2000.

Cumulative Voting. Shareholders of the Corporation shall have no cumulative voting rights.

Board of Directors and Committees of the Board. The Board of Directors of the Corporation held 12 meetings during 1999. The Audit Committee of the Corporation met on one occasion during the year. The Corporation has no other standing committees. No director attended fewer than 75 percent of the Corporation's Board meetings during the year. Non-management Directors of the Corporation receive $1,500 compensation for their services each month.

The Corporation's Board reviews senior management's budget and compensation projections for the ensuing year for the Corporation and the Bank. As part of this process, the Board also recommends the annual compensation of the President and Chief Executive Officer of the Corporation. In 1999, the Board recommended an increase in Mr. Hardy's salary from $168,200 to $188,200. Factors taken into consideration by the Board in their recommendation for such executive compensation include:

a.	Review of peer executive compensation as presented in a report prepared by the Virginia Bankers Association;
b.	Net earnings of the Corporation during the prior year;
c.	Status of criticized loans and assets;
d.	Overall performance of the Corporation during the prior year.

As further evaluation of performance, qualitative factors considered include the quality of the strategic plan, organization and management development progress, and civic involvement.

Executive Officers of the Corporation. J. Daniel Hardy, Jr., President and CEO, and Daniel A. Becker, Senior Vice President and Chief Financial Officer, are Executive Officers of the Corporation. Both gentlemen serve at the pleasure of the Corporation's Board. Mr. Hardy has served the Bank as Executive Vice President/CAO, President, and President/CEO over the past five years. Mr. Becker has served in his current capacity for the past year. Mr. Becker served as Vice President/Financial Analyst for First National Bank during 1998 and served for the three previous years as Manager of Financial Analysis and Budgeting for First Union National Bank in Virginia/Maryland/DC.

Executive Compensation. The following table provides information concerning those officers of the Corporation and Bank whose compensation exceeded $100,000 for the year ended December 31, 1999.

                         Summary Compensation Table

                            Annual Compensation

Name and Principal                                         All Other
Position                     Year   Salary($)   Bonus($)   Compensation($)(A)
J. Daniel Hardy, Jr.         1999   188,301     15,000     21,296
President and CEO, the       1998   165,801     10,000     28,130
Corporation, and President   1997   136,977     40,000     38,705
and CEO, the Bank

(A) All other compensation for 1999 and 1998 consists of an estimated contribution by the Bank to the ESOP and a matching of 3 percent of his contribution to the Bank's 401(k) plan. Beginning in 1998, Mr. Hardy no longer earned any director fees. In prior years, all other compensation consisted of actual contributions to the ESOP, matching contribution to the Bank's 401(k) plan, and director fees earned.

Transactions with Management. Directors and officers of the Bank and the Corporation, and persons with whom they are associated, have had, and expect to have in the future, banking transactions with the Bank and the Corporation in the ordinary course of their businesses. In the opinion of management of the Bank and the Corporation, all such loans and commitments for loans were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with other persons; were made in the ordinary course of business; and do not involve more than a normal risk of collection or present unfavorable features. As of December 31, 1999, there were outstanding loans to Executive Officers and Directors of the Corporation of approximately $1,212,000.

The Corporation entered into an employment agreement with Mr. Hardy during 1997. The agreement for Mr. Hardy provides for employment with the Corporation for a period of three years. The term of the employment agreement renews each year for an additional period of one year (for a maximum of three years). Mr. Hardy's salary and benefits are established by the Board from time to time in accordance with the agreement.

The agreement also provides for certain severance benefits in the event of a "change in control" of the Corporation followed by termination of employment within 36 months after the change in control. In such event, Mr. Hardy would be entitled to receive the equivalent of 36 months of salary and benefits, calculated as of the time of change in control, whether or not his employment is terminated by the new organization. In addition, Mr. Hardy is entitled to an additional $100,000 immediate payment. Should Mr. Hardy accept employment with a banking institution located within 50 miles of Christiansburg, however, all salary and benefits under the employment agreement shall be reduced by the value of those salary and benefits received from the new employer.

As part of Mr. Tollison's retirement from the organization, the Corporation and Mr. Tollison mutually agreed to terminate his employment agreement and replace it with a consulting, noncompetition, and put option agreement, effective January 1, 1999. By the terms of the five-year agreement, Mr. Tollison will provide consulting services to the organization, will refrain from assisting any company in competition with the organization, and will offer to the Corporation for sale each month blocks of 1000 shares of stock or more and the Corporation may repurchase the shares at the current market price. Should the Corporation subsequently complete an affiliation transaction, the Corporation will reimburse Mr. Tollison for the excess in price paid by the affiliating organizations to Corporation shareholders above the price paid by the Corporation to Mr. Tollison for those shares repurchased within one year before the affiliation announcement. The agreement may be terminated by the Corporation if Mr. Tollison fails to abide by the agreement, a bank regulator disqualifies him from service, or he is found guilty of a crime of moral turpitude. Further, the agreement will terminate immediately upon Mr. Tollison's death or should the Corporation and he mutually decide to discontinue their contractual relationship. During the active term of the agreement, Mr. Tollison will annually receive a total sum of $100,000 for his consulting services and for his agreement not to compete.

Principal Security Holders. The Corporation knows of no person or group acting in concert that beneficially owned more than five percent of the outstanding shares of the Corporation's common stock as of February 18, 2000.

PROPOSALS TO BE VOTED ON

Proposal No. 1  Election of Directors

Election of Directors. Two Directors of Class I are to be elected at the Annual Meeting to serve until the Annual Meeting in 2003 and until their respective successors are duly elected and qualified. A majority of shares cast is required to approve the election of a Director. Management proposes that the nominees listed in this Proxy Statement as Directors of Class I be elected. The nominees (Directors of Class I) for whom the persons named as Proxy Holders intend to vote as Directors, unless otherwise indicated on the form of proxy, and all Directors of Class II and III, and certain information with regard to their ownership of the common stock of the Corporation is set forth below. The dates of service include years serving on the Board of First National Bank (the "Bank"), the Corporation's only subsidiary. Principal occupations of the members of the Board include associations during the past five years.

       Directors of Class I to be elected for a term expiring in 2003

Name (Age) and                   Director   Amount of Common Stock   Percent
Principal Occupation             Since      Owned Beneficially and   of Class
                                            Nature of Ownership as
                                            of February 18, 2000
                                            (A) (B)
Joan H. Munford (66)              1994      10,434                    *
Owner, Advisor,
HCMF Corporation
Blacksburg, Virginia

Daniel D. Hamrick (53)            1992       7,306                    *
Attorney, Daniel D. Hamrick, P.C.,
Christiansburg, Virginia;
formerly Stone, Hamrick,
Harrison and Turk, Radford, Virginia

             Directors of Class II to continue in office until 2001

Name (Age) and                   Director   Amount of Common Stock   Percent
Principal Occupation             Since      Owned Beneficially and   of Class
                                            Nature of Ownership as
                                            of February 18, 2000
                                            (A) (B)
Kendall O. Clay (57)             1988       21,303                   *
Attorney,
Kendall O. Clay, P.C.,
Radford, Virginia

J. Daniel Hardy, Jr. (50)        1992       49,156                   1.2
President/CEO,
FNB Corporation;
President/CEO, First
National Bank; formerly
EVP/CAO, the Bank

            Director of Class III to continue in office until 2002

Name (Age) and                   Director   Amount of Common Stock   Percent
Principal Occupation             Since      Owned Beneficially and   of Class
                                            Nature of Ownership as
                                            of February 18, 2000
                                            (A) (B)
Dr. Douglas Covington (65)      1999           748                   *
President, Radford University;
formerly President,
Winston-Salem State University


Directors and Executive Officers            89,328                   2.2
as a group (6 persons)

*    Less than one percent
(A)	 Includes shares that may be deemed beneficially owned due to joint ownership, voting power, or investment power; including shares owned by or held for the benefit of a Board member's spouse or another immediate family member residing in the household of the Board member, which may be deemed beneficially owned.
(B)	 Includes estimated 1999 Employee Stock Ownership Plan allocation.

Vote Required

The affirmative vote of the holders of a majority of the Stock represented in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to elect directors.

The Board of Directors recommends that the stockholders vote FOR the election of Joan H. Munford and Daniel D. Hamrick to serve as Directors of Class I.


Proposal No. 2  Ratification of Independent Auditors

McLeod & Company has served as the Bank's auditors for 1995 and the Corporation's auditors for 1996-1999 and has been appointed to serve as the Corporation's auditors for 2000. The appointment of the auditors must be ratified by a majority of the votes cast by the stockholders of the Corporation at the Annual Meeting. A representative of McLeod & Company is anticipated to be present at the Annual Meeting. This representative will be prepared to answer any appropriate questions and, while not anticipated, will have the opportunity to make a statement, if he or she so chooses.

Vote Required

The affirmative vote of the holders of a majority of the Stock represented in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to ratify the appointment of McLeod & Company as the Corporation's independent auditors for its 2000 fiscal year.

The Board of Directors recommends that the stockholders vote FOR ratification of McLeod & Company as the Corporation's independent auditors for its 2000 fiscal year.

Proposal No. 3  Approval of 2000 Incentive Stock Plan and Reservation of
                400,000 Shares

General

The Corporation's 2000 Incentive Stock Plan (the "Plan") was adopted by the Board of Directors on February 15, 2000, subject to approval by the holders of a majority of the Corporation's common stock ("Stock") represented at the Annual Meeting. The Plan makes available up to 400,000 shares of Stock for awards to key employees and non-employee directors of the Corporation and its subsidiaries in the form of stock options, stock appreciation rights, and stock awards, including the right to elect to receive non-employee directors' retainer and meeting attendance fees in the form of Stock rather than in cash (collectively, "Awards"), all as more fully described below.

       No grants have been made to date under the Plan.

At the Annual Meeting, shareholders will be asked to approve the Plan and the reservation of 400,000 shares of the Corporation's Stock for issuance thereunder.

The following description of the Plan summarizes the principal features of the Plan and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Appendix A.

Plan Summary

Purpose. The purpose of the Plan is to promote the success of the Corporation and its subsidiaries by providing incentives to key employees and non-employee directors that will promote the identification of their personal interest with the long-term financial success of the Corporation and with growth in shareholder value.

The Plan is designed to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of key employees, upon whose judgment, interest, and effort the successful conduct of its operation is largely dependent, through the grant of stock options, stock appreciation rights, and restricted stock.

In addition, awards to non-employee directors are intended to increase the non-employee directors' proprietary interest in the Corporation through the automatic annual grant of non-qualified stock options and stock awards as part of their compensation for service as directors. In addition, non-employee directors of the Corporation and its subsidiaries are eligible under the Plan annually to elect to receive all or part of their retainer and meeting attendance fees in the form of Stock rather than in cash ("Stock Payment Awards"). For information on automatic awards to non-employee directors, see the description below under "Automatic Grants to Non-Employee Directors."
For information on Stock Payment Awards to non-employee directors, see the description below under "Stock Payment Awards to Non-Employee Directors."

Administration. The Plan will be administered by the Incentive Stock Committee (the "Committee"). All members of the Committee will be disinterested persons as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" as defined by Section 162(m) under the Internal Revenue Code of 1986, as amended (the "Code").
The Committee will have the power to determine the key employees to whom Awards are made. The Committee may also reduce the number of stock option and stock awards to non-employee directors, or one or more classes of non-employee directors, on an annual basis.

Each Award under the Plan (other than Stock Awards that are not restricted and Stock Payment Awards) will be made pursuant to a written agreement between the Corporation and the recipient of the Award (the "Agreement"). In administering the Plan, the Committee will have the express power, subject to the provisions of the Plan, to determine the terms and conditions upon which Awards may be made and exercised; to determine terms and provisions of each Agreement; to construe and interpret the Plan and the Agreements; to establish, amend or waive rules or regulations for the Plan's administration; to accelerate the exercisability of any Award or the end of any performance period or period of restriction; and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

The members of the Committee will be indemnified by the Corporation against the reasonable expenses incurred by them, including attorneys' fees, in the defense of any action, suit or proceeding, or any appeal therein to which they may be a party by reasons of any action taken or failure to act under the Plan.

Subject to the terms, conditions, and limitations of the Plan, the Committee may modify, extend, or renew outstanding Awards, or, if authorized by the Board of Directors, accept the surrender of outstanding Awards and authorize new Awards in substitution therefor. However, no modification, extension, renewal, or surrender and substitution may provide for a lower exercise price than that provided for prior to the modification, extension, renewal, or surrender and substitution. The Committee may also modify any outstanding Agreement, provided that no modification may adversely affect the rights or obligations of the recipient without the consent of the recipient.

The Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Section 162(m) of the Code and will be interpreted and construed consistent with such intent. However, there is no requirement in the Plan that Awards actually qualify as performance-based compensation under Section 162(m) of the Code.

The Board may terminate, amend or modify the Plan from time to time in any respect without stockholder approval, including amendments necessary to make the Plan conform with Rule 16b-3 under the Exchange Act or regulations under
Section 162(m) of the Code, unless the particular amendment or modification requires stockholder approval under the Code, the rules and regulations under
Section 16 of the Exchange Act, the rules and regulations of the exchange or system on which the Stock is listed or reported, or any other applicable laws, rules, or regulations. Currently, it is anticipated that stockholder approval of any amendments will be required if an amendment would (i) materially increase the number of securities which may be issued or (ii) materially modify the requirements as to eligibility for participation.

     The Plan will expire on February 14, 2010, unless sooner terminated by the Board.

Eligibility. Employees of the Corporation and its subsidiaries who are deemed to be key employees ("Key Employees") by the Committee are eligible for Awards under the Plan. Key Employees include officers or other employees of the Corporation and its subsidiaries who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Corporation and its subsidiaries.

The number of employees who initially may be eligible for Awards under the Plan is approximately 50 (including those persons named in the cash compensation table), and the nature and extent of their participation, the benefits or amounts to be received by each of them, and any consideration to be received by the Corporation for granting or awarding such benefits will be determined by the Committee.

Directors who are not also officers or employees of the Corporation or its subsidiaries are not Key Employees, but are eligible for automatic awards under the Plan as described under "Automatic Grants to Non-Employee Directors" and, on an elective basis, to receive payment of retainer and meeting attendance fees in Stock rather than in cash as described under "Elective Stock Payment Awards to Non-Employee Directors."

The number of non-employee directors who initially may be eligible for Awards under the Plan is approximately 12 (consisting of the non-employee directors of the Corporation and First National Bank).

Certain Terms of Awards. Awards granted under the Plan (other than Stock Awards that are not restricted and Stock Payment Awards) generally may not be assigned, transferred, pledged, or otherwise encumbered by a participant, other than by will or the laws of descent and distribution. Awards of options and stock appreciation rights may be exercised during the recipient's lifetime only by the recipient or, in the case of disability, by the recipient's legal representative. Stock Awards that are not restricted and Stock Payment Awards are transferable immediately (subject to securities and other applicable laws).

Unless specified below in the description of the particular Awards available under the Plan or in the Plan itself, the prices, expiration dates, consideration to be received by the Corporation, and other terms of each Agreement will be determined by the Committee.

Option Awards to Key Employees. The Plan authorizes the grant of options to purchase the Corporation's Stock to Key Employees and to non-employee directors. An option may be either an incentive stock option within the meaning of Section 422 of the Code ("ISOs") or a non-qualified stock option ("NQSOs") (collectively, "Options").

The Option terms applicable to such Options for Key Employees will be determined by the Committee, but Options generally will not be exercisable in any event after ten years from its grant (or 5 years if the Option is intended to be an ISO and the optionee owns more then 10% of the Corporation's outstanding stock), and the exercise price for an Option may not be less than 100% of the Stock's fair market value at the date the Option is awarded (or 110% if the Option is intended to be an ISO and the optionee owns more then 10% of the Corporation's outstanding stock). A Key Employee may not be granted Options covering more than 40,000 shares in any one calendar year.
All Options granted as ISOs are intended to comply with all applicable provisions of the Code and all other applicable rules and regulations governing ISOs. All other Option terms will be determined by the Committee in its sole discretion.

SAR Awards to Key Employees. The Plan authorizes the grant to Key Employees (but not to non-employee directors) of stock appreciation rights ("SARs") in tandem with the grant of Options ("Tandem SARs") or independent of the grant of Options ("Freestanding SARs") and any combination of Tandem SARs and Freestanding SARs. A Key Employee may not be granted Freestanding SARs covering more than 40,000 shares in any one calendar year.

A SAR may be exercised in whole or part, and entitles the holder, upon exercise, to receive, without any payment to the Corporation (other than required withholding amounts), cash or Stock or a combination thereof equivalent in value to the excess of the fair market value on the exercise date of the shares of Stock represented by the SAR over either (i) the fair market value of those shares on the date of the grant of a Freestanding SAR or
(ii) the option exercise price of the related Option in the case of a Tandem
SAR.

A SAR may be exercised only when the current value of the SAR exceeds its value at the date of grant in the case of Freestanding SARs or the exercise price of the related Option in the case of a Tandem SAR. A Tandem SAR will expire no later than, and is exercisable and transferable subject to the conditions of, the related Option. Freestanding SARs may be exercised upon such terms and conditions as are specified by the Committee. However, in no event will the term of any SAR exceed ten years from its grant date.

If a Tandem SAR is exercised, it will reduce correspondingly the number of shares of Stock represented by the related Option, and exercise of the related Option will similarly reduce the number of shares represented by the Tandem SAR. The Committee retains sole discretion to approve or disapprove an optionee's election to receive cash to the extent required by Rule 16b-3 under the Exchange Act or the terms of the particular Agreement.

Restricted Stock Awards to Key Employees. The Plan authorizes the grant to Key Employees (but not to non-employee directors) of shares of the Corporation's Stock which contains certain restrictions on the full enjoyment of those shares ("Restricted Stock"). No more than one-quarter of the shares authorized to be issued under the Plan may be granted as Restricted Stock. A Key Employee may not be granted Restricted Stock covering more than 10,000 shares in any one calendar year.

Restricted Stock may not be disposed of by the recipient until certain restrictions established by the Committee lapse. The restrictions may take the form of a period of restriction during which the recipient must remain employed or may require the achievement of one or more preestablished performance criteria within a certain time period in order to be fully vested in the shares. The performance criteria may be stated in terms of the value of the Stock, return on equity, earnings per share, total earnings, earnings growth, return on assets, or return on capital or other similar criteria or combination thereof.

Recipients of Restricted Stock are not required to provide consideration other than the rendering of services. Recipients generally will have, with respect to the Restricted Stock, all the rights of a stockholder of the Corporation, including the right to vote the shares, and, unless otherwise provided in the Agreement, the right to receive any cash dividends on the shares. If a distribution is paid in stock, unless otherwise provided in the Agreement, the distributed stock will be Restricted Stock subject to the same restrictions as are applicable to the Restricted Stock with respect to which the distribution was made.

Upon termination of employment while Restricted Stock is subject to restrictions for reasons other than death, disability, or retirement, shares of Restricted Stock will be forfeited subject to such exceptions, if any, as are authorized by the Committee and set forth in the Agreement. Similarly, shares of Restricted Stock will also be forfeited if the performance criteria established with respect to such Awards are not achieved within the required time period.

Automatic Grants to Non-Employee Directors. Each non-employee director serving on the Board of the Corporation or any subsidiary will receive (i) an automatic non-qualified stock option (NQSO) grant covering 3,500 shares (if a member of the Corporation's Board) or 3,000 (if a member of a subsidiary Board) and
(ii) an automatic award of 300 shares of stock ("Stock Awards") (collectively, "Automatic Awards") on the first business day following the first meeting of the Corporation's Board following each annual meeting of stockholders ("Automatic Grant Date") during the term of the Plan. The Committee may reduce the number of shares in either or both the Option grant or the Stock Award grant for any class or classes of non-employee directors as it determines from time to time. The Corporation and its subsidiaries currently have 12 non-employee directors.

The exercise price of automatic Option grants will be 100% of fair market value of the shares on the Automatic Grant Date. Unless otherwise provided in the governing Agreement, one-quarter of each Award of Options will become exercisable on the first, second, third, and fourth anniversary of the applicable Automatic Grant Date. In addition, all outstanding Option will automatically vest at a director's retirement from the Board in accordance with Corporation policy, death or disability, or the occurrence of a "Change in Control'' of the Corporation (as that term is defined in the Plan).
Options will be forfeited if they are not exercisable at the time of termination of service as a director and such termination is for any reason other than retirement from the Board in accordance with Corporation policy, death or disability.

Stock Award shares will be immediately vested and will not be subject to any restrictions on transfer.

Except as otherwise described in this subsection, Automatic Awards to non-employee directors are subject to the same terms and conditions as other Awards made under the Plan.

Elective Stock Payment Awards to Non-Employee Directors. Non-employee directors may elect to receive payment of all or part of their retainer and meeting attendance fees ("Fees") in the form of Stock Payment Awards in accordance with the provisions of this Section. An election to receive Stock Payment Awards must be made on an annual basis by delivering written notice to the Secretary of the Company on the election form provided by the Company for that purpose ("Election Form"). Once made, an election for a particular calendar year may not be revoked and will be effective for all Fees owing to an electing non-employee director for services to be rendered as a director during that calendar year.

Stock Payment Awards will be made on a quarterly basis, beginning with the second quarter of the calendar year 2000. Stock Payment Awards will be made as soon as possible but in no event later than 30 days after the last day of the quarter for which the non-employee director's Fees are earned.

The number of shares constituting a quarterly Stock Payment Award for each electing non-employee director will be that number of shares, rounded to the nearest whole number, which results from dividing the respective Fees earned during that quarter by the "Fair Market Value" (as defined in the Plan for this purpose) of the shares as of the Determination Date (as hereinafter defined). The "Determination Date" means the earlier of (i) the last day of the quarter for which the Fees are earned (March 31, June 30, September 30, and December 31, respectively) or (ii) the effective date of an electing Non-Employee Director's termination as a member of the Board prior to the end of a calendar quarter. "Fair Market Value" with respect to Stock Payment Awards means the average closing sale price of the Stock based upon the closing sales price of the Stock, as reported by the NASDAQ National Market System, for all trading dates from the beginning of the relevant calendar quarter up through and including the Determination Date for that quarter.

A non-employee director will have no voting or dividend rights with respect to, and no right to transfer any interest in, any Stock Payment Awards prior to the Determination Date for such Award. Following a Determination Date, a non-employee director will be entitled to vote Stock Payment Award shares and to receive dividends thereafter declared and payable on such shares.
Following a Determination Date, the Stock Payment Award shares will be immediately vested and will not be subject to any restrictions on transfer, and the Corporation will, in accordance with each non-employee director's written request made on an Election Form, either cause a stock certificate to be issued evidencing the Stock Payment Award shares or maintain a book-entry record evidencing such shares. Stock Payment Award shares for which no such written request is made will be evidenced by a book-entry record. Dividends on Stock Payment Award shares evidenced by a stock certificate will be paid in cash, and dividends on Stock Payment Award shares evidenced by a book entry record will be reinvested in shares, in each case only as and when dividends are declared and paid to shareholders of record of shares.

Notwithstanding the foregoing, at any time and from time to time, the Committee may suspend the option for non-employee directors as a whole or for any class of non-employee directors to elect to receive Stock Payment Awards in lieu of Fees.

Shares Subject to the Plan. Up to 400,000 shares of Stock may be issued for all purposes under the Plan. Except as set forth below, shares of Stock issued in connection with the exercise of, or as other payment for, an Award will be charged against the total number of shares issuable under the Plan.
If any Award granted (for which no material benefits of ownership have been received, including dividends) terminates, expires, or lapses for any reason other than as a result of being exercised (other than by exercise of a related Option in the case of Tandem SARs), or if shares issued (for which no material benefits of ownership have been received, including dividends) pursuant to an Award are forfeited, Stock subject to such Award will be available for further Awards to participants. Shares that are tendered as full or partial payment of the exercise price of any Award or in payment of any applicable taxes incurred in connection with the exercise of any Award will become available for future grant or sale under the Plan; provided, however, that the total number of shares so tendered from which ISOs may be granted will not exceed 400,000.

In order to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations, or reorganizations by the Corporation, the Committee may, in its sole discretion, adjust the number of shares subject to each outstanding Award and Automatic Awards, the exercise price, and the aggregate number of shares from which grants or awards may be made.

The closing price per share of the Corporation's Stock on March 9, 2000 was $ 16.75.

Change in Control. In order to maintain all the participants' rights in the event of a Change in Control of the Corporation (as that term is defined in the Plan), the Committee, as constituted before such Change in Control, in its sole discretion, may, as to any outstanding Award and any Automatic Award either at the time an Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Corporation, upon a participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

Certain Federal Income Tax Consequences

Incentive Stock Options. An optionee will not recognize income on the grant of an ISO, and an optionee generally will not recognize income on the exercise of an ISO, except as described in the following paragraph. Under these circumstances, no deduction will be allowable to the Corporation or its subsidiary employing such person (the "employer corporation") in connection with either the grant of such Options or the issuance of shares upon exercise thereof.

However, if the exercise of an ISO occurs more than three months after the optionee ceased to be an employee for reasons other than death or disability (or more than one year thereafter if the optionee ceased to be an employee by reason of permanent and total disability), the exercise will not be treated as the exercise of an ISO, and the optionee will be taxed in the same manner as on the exercise of a NQSO, as described below. For the Option to qualify as an ISO upon the optionee's death, the optionee must have been employed at the Corporation for at least three months before his or her death.

To the extent the aggregate fair market value (determined at the time the Options are granted) of shares subject to an ISO that become exercisable for the first time by any optionee in a calendar year exceeds $100,000, the Options will not be treated as ISOs, and the optionee will be taxed upon exercise of those excess Options in the same manner as on the exercise of a NQSO, as described below.

Gain or loss from the sale or exchange of shares acquired upon exercise of an ISO generally will be treated as capital gain or loss. If, however, shares acquired pursuant to the exercise of an ISO are disposed of within two years after the Option was granted or within one year after the shares were transferred pursuant to the exercise of the Option, the optionee generally will recognize ordinary income at the time of the disposition equal to the excess over the exercise price of the lesser of the amount realized or the fair market value of the shares at the time of exercise (or, in certain circumstances, at the time such shares became either transferable or not subject to a substantial risk of forfeiture). If, however, such disposition is not a sale or exchange with respect to which a loss (if sustained) would be recognized, the ordinary income is the excess of the fair market value of the shares at the time of exercise (or, in certain circumstances, at the time they became either transferable or not subject to substantial risk of forfeiture) over the exercise price. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain and any loss recognized on the disposition will be capital loss. If an optionee recognizes ordinary income as a result of a disposition as described in this paragraph, the employer corporation will be entitled to a deduction of the same amount.

The exercise of an ISO may result in a tax to the optionee under the alternative minimum tax because as a general rule the excess of the fair market value of stock received on the exercise of an ISO over the exercise price is defined as an item of "tax preference" for purposes of determining alternative minimum taxable income.

Non-qualified Stock Options and SARs. A participant will not recognize income on the grant of a NQSO or a SAR, but generally will recognize income upon the exercise of a NQSO or a SAR. The amount of income recognized upon the exercise of a NQSO will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price, provided that the shares issued are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized upon the exercise of a SAR will be equal to the amount of cash received and the fair market value of any shares received at the time of exercise, provided the shares issued are either transferable or not subject to a substantial risk of forfeiture, plus the amount of any taxes withheld.

If shares received on the exercise of a NQSO or a SAR are nontransferable and subject to a substantial risk of forfeiture then, unless the optionee elects to recognize income at the time of receipt of such shares, the optionee will not recognize ordinary income until the shares become either transferable or not subject to a substantial risk of forfeiture. For these purposes, shares will be treated as nontransferable and subject to a substantial risk of forfeiture for as long as the sale of the shares at a profit could subject the optionee to suit under Section 16(b) of the Exchange Act. In the circumstances described in this paragraph, the amount of income recognized is measured with respect to the fair market value of the shares at the time the income is recognized.

In the case of ordinary income recognized by an optionee as described above in connection with the exercise of a NQSO or a SAR, the employer corporation will be entitled to a deduction in the amount of ordinary income so recognized by the optionee.

Use of Shares to Exercise Options. Special rules govern the tax treatment of the use of stock to pay the exercise price of an ISO or NQSO.

Restricted Stock. A recipient of Restricted Stock is not required to include the value of such shares in ordinary income until the first time his right in the shares is transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier, unless he elects to be taxed on receipt of the shares.

With respect to Awards granted under the Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the recipient will recognize ordinary income at the time of receipt of the cash, stock, or other property. In the circumstances described in this paragraph, the amount of such income will be equal to the amount of cash received, or the excess of the fair market value of the shares or other property received at the time the income is recognized over the amount (if any) paid for the shares or other property.

The employer corporation will be entitled to a deduction in the amount of the ordinary income recognized by the recipient for the employer's taxable year which includes the last day of the recipient's taxable year in which he recognizes such income.

Stock Awards. A recipient of a Stock Award (including a Stock Payment Award) is required to include the value of such shares in ordinary income upon receipt of the Stock issued in connection with the Award. The amount of such income will be equal to the value of the shares received at the time the income is recognized.

The employer corporation will be entitled to a deduction in the amount of the ordinary income recognized by the recipient for the employer's taxable year which includes the last day of the recipient's taxable year in which he recognizes such income.

General. The rules governing the tax treatment of Awards that may be granted under the Plan are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Section 162(m) of the Code places certain limitations on the Corporation's ability to deduct compensation paid to its executive officers under certain circumstances, including compensation which may be payable pursuant to the Plan.

Finally, the tax consequences under applicable state laws may not be the same as under the federal income tax laws.

Accounting Treatment

Under current accounting principles, neither the grant nor the exercise of a stock option with an exercise price not less than the fair market value of the Stock at the date of grant would require a charge against earnings.

SARs will require a charge to earnings of the Corporation in an amount equal to the difference between the current market value of the Stock and the market value on the date of grant in the case of Freestanding SARs or the exercise price in the case of Tandem SARs.

Depending upon the specific provisions of any Restricted Stock granted, a charge to earnings representing the value of the benefit conferred may be required. Under certain circumstances, this charge may be spread over any period of restriction applicable to such an Award.

The value of the shares in a Stock Award that is not restricted is considered an expense for accounting purposes.

Effective Date

If approved by the stockholders, the Plan will be treated as effective as of February 15, 2000.

Vote Required

The affirmative vote of the holders of a majority of the Stock represented in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to ratify and approve the Plan including the options previously granted thereunder.

The Board of Directors recommends that the stockholders vote FOR adoption of the proposed Plan and the reservation of 400,000 shares of Stock for issuance thereunder.

Performance Graph. The following graph compares the cumulative total return of the Corporation's common stock over a five-year period to the returns of the Standard and Poor's 500 stock index and to the returns of an Independent Peer Bank index. The Independent Bank Index is a compilation of the total return to shareholders over the past five years of the following group of 23 independent community banks located in the southeastern states of Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West
Virginia: United Security Bankshares, Inc., TIB Financial Corp., Seacoast Banking Corp., Capital City Bank Group, Inc., Fidelity National Corp., Southwest Georgia Financial Corp., PAB Bankshares, Inc., Four Oaks Fincorp., Inc., Bank of Granite Corp., FNB Financial Services Corp., First Bancorp, CNB Corporation, Palmetto Bancshares, Inc., Carolina Southern Bank, First Pulaski National Corporation, National Bankshares, Inc., FNB Corporation, Virginia Commonwealth Financial Corp., American National Bankshares, Inc., Central Virginia Bankshares, Inc., Virginia Financial Corp., C&F Financial Corporation, and First Century Bankshares, Inc. For periods prior to June 1996, the graph represents the performance of the Bank's common stock.


              [Graph included in proxy sent to shareholders]

                          1994   1995   1996   1997   1998   1999
FNB Corporation            100    104    112    115    144    134
Independent Bank Index     100    122    155    235    246    222
S & P 500 Index            100    138    169    225    290    351

Section 16(a) Beneficial Ownership Reporting Compliance. Based on a review of the reports of changes in beneficial ownership of Common Stock and written representations made to the Corporation, the Corporation believes that its officers and directors have filed on a timely basis the reports required to be filed under 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 1999.

Shareholder Proposals. In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office, at 105 Arbor Drive, Christiansburg, Virginia, no later than December 9, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

Other Matters. The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above. If any other matters should properly come before the Annual Meeting, however, it is intended that proxies in the accompanying form will be voted in respect thereof, in accordance with the judgment of the person or persons voting the proxies.


IMPORTANT: A copy of the Corporation's Annual Report on Form 10-K, including the Financial Statements for the year ended 1999, required to be filed with the Securities Exchange Commission in Washington, D.C., and related schedules thereto, shall be provided by the Corporation without charge to each shareholder upon his written request to Perry Taylor, Senior Vice President/Comptroller, First National Bank, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24068-0600.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Peter A. Seitz
                                       Secretary

Christiansburg, Virginia
March 29, 2000

                             FNB CORPORATION
                        2000 INCENTIVE STOCK PLAN

                                ARTICLE 1
                   Establishment, Purpose, and Duration

1.1 Establishment of the Plan. FNB Corporation, a Virginia corporation (the "Company") hereby establishes an incentive compensation plan to be known as the "FNB Corporation 2000 Incentive Stock Plan", as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights and Stock Awards.

The Plan was adopted by the Board of Directors on, and shall become effective, as of February 15, 2000 (the "Effective Date"), subject to the approval by vote of shareholders of the Company in accordance with applicable laws.
Awards may be granted prior to shareholder approval of the Plan, but each such Award shall be subject to the approval of the Plan by the shareholders.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Key Employees that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent. The Plan is also intended to promote a greater identity of interest between Non-Employee Directors and the Company's shareholders by increasing the Non-Employee Director's proprietary interest in the Company through receipt of Awards as additional compensation or in lieu of cash payments for a portion of each Non-Employee Director's fees.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 12 herein, until February 14, 2010 (the "Term"), at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.

                               ARTICLE 2
                              Definitions

2.1 Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

     (a) "Agreement" means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

     (b) "Automatic Grant Date" means the first business day after the first meeting of the Board of Directors of the Company following each annual meeting of stockholders of the Company during the Term.

     (c) "Award" means, individually or collectively, a grant under this Plan of Automatic Options, Automatic Stock Awards, Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights,

          Stock Awards, and Stock Payment Awards. Automatic Options and Automatic Stock Awards are collectively referred to as "Automatic Awards."

     (d) "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under this Plan.

     (e) "Board" or "Board of Directors" means the Board of Directors of the Company, unless such term is used with respect to a Subsidiary (such as in determining Non-Employee Directors eligible for Automatic Awards), in which event it shall mean the present and any succeeding Board of Directors of that Subsidiary.

     (f) "Change in Control" means the occurrence, after the Effective Date, of any of the following:

         (i) the closing of a corporate reorganization in which First National Bank becomes a subsidiary of a holding company, the majority of the common stock of which is owned, in aggregate, by persons who did not own the majority of the common stock of the Company immediately prior to the reorganization;

        (ii) individuals who constitute the Board of the Company on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to the Effective Date whose nomination for election was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board for purposes hereof;

       (iii) the closing of the merger of First National Bank with or into another person; or

        (iv) the closing of the sale, conveyance or other transfer of substantially all of the assets of First National Bank to another person.

          For purposes hereof, the term "person" shall include any individual, corporation, partnership, group, association, or other "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, any entity in which the Company owns a majority of the voting interest, or any employee benefit plan(s) sponsored by the Company.

     (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (h) "Committee" means the committee of the Board appointed to administer the Plan pursuant to Article 3 herein, all of the members of which shall be "non-employee directors" as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule, and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code, as amended. Unless otherwise determined by the Board of Directors, the Committee shall consist of all members of the Board of Directors of the Company who are both non-employee directors and outside directors (as hereinbefore defined).

     (i) "Company" means FNB Corporation, or any successor thereto as provided in Article 14 herein.

     (j)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k) "Fair Market Value" of a Share means (i) with respect to Awards other than Stock Payment Awards, the mean between the high and low sales price of the Stock on the relevant date if it is a trading date, or if not, on the most recent date on which the Stock was traded prior to such date, as reported by NASDAQ National Market System; or if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose and (ii) with respect to Stock Payment
          Awards, the average closing sale price of the Stock based upon the closing sales price of the Stock, as reported by the NASDAQ National Market System, for all trading dates from the beginning of the relevant calendar quarter up through and including the Determination Date for that quarter (as defined in Section 9.3 herein); or if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

     (l) "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Article 6 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section
          422 of the Code.

     (m) "Key Employee" means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries. "Key Employee" does not include Non-Employee Directors.

     (n) "Non-Employee Director" means (i) with respect to Automatic Awards, an individual who is a member of the Board of the Company or a Subsidiary on the applicable Automatic Grant Date and who is not an employee of the Company or a Subsidiary and (ii) with respect to Stock Payment Awards, an individual who is a member of the Board of the Company or a Subsidiary at any time during the calendar year and who is not an employee of the Company or Subsidiary.

     (o) "Non-qualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article 6 or Article 9 herein, which is not intended to be an Incentive Stock Option.

     (p)  "Option" means an Incentive Stock Option or a Non-qualified Stock
          Option.

     (q) "Participant" means a Key Employee or Non-Employee Director who is granted or receives an Award under the Plan.

     (r) "Performance Criteria" means one or more specified performance goals, which may be stated in terms of the value of the Common Stock, return on equity, earnings per share, total earnings, earnings growth, return on assets, or return on capital, with respect to awards of Restricted Stock pursuant to Article 8 herein.

     (s) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article 8 herein.

     (t) "Plan" means the FNB Corporation 2000 Incentive Stock Plan, as described herein and as hereafter from time to time amended.

     (u) "Related Option" means an Option with respect to which a Stock Appreciation Right has been granted.

     (v) "Restricted Stock" means a Stock Award which is subject to a Period of Restriction and/or satisfaction of Performance Criteria granted to a Participant pursuant to Article 8 herein.

     (w) "Restrictions" means any applicable Period of Restriction and/or Performance Criteria with respect to Shares of Restricted Stock.

     (x)  "Stock" or "Shares" means the Common Stock of the Company.

     (y) "Stock Appreciation Right" or "SAR" means an Award, designated as a stock appreciation right, granted to a Participant pursuant to
          Article 7 herein.

     (z) "Stock Awards" means an award of Stock granted to a Participant pursuant to Article 8 or Article 9 herein.

    (aa) "Stock Payment Awards" means an award of Stock made to a Non-Employee Director in payment of director fees (retainer and meeting attendance fees) in accordance with the formula and other provisions established in Section 9.3 herein.

    (bb) "Subsidiary" shall mean a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries.

                                 ARTICLE 3
                              Administration

3.1 The Committee. The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical;
(iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan's administration;
(v) to accelerate the exercisability of any Award or the termination of any Period of Restriction; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

3.2 Delegation of Certain Duties. The Committee may in its sole discretion delegate all or part of its duties and obligations to designated officer(s) to administer the Plan with respect to Awards to Key Employees who are not subject to Section 16 of the Exchange Act.

3.3 Selection of Key Employees. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees as may be selected by it. Each Award shall be evidenced by an Agreement.

3.4 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding.

3.5 Requirements of Rule 16b-3 and Code Section 162(m). Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.

Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (i) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act (hereafter, "Section 16 Persons") shall comply with any applicable conditions of SEC Rule 16b-3; (ii) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code; and (iii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as Awards that do not so qualify. Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee or their delegates shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

                                 ARTICLE 4
                         Stock Subject to the Plan

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 400,000. No more than one-quarter of the aggregate number of such Shares shall be issued in connection with Stock Awards. Except as provided in Section 4.2 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.

4.2 Lapsed Awards, Forfeited Shares and Delivery of Shares as Payment . If any Award granted under this Plan (for which no material benefits of ownership have been received, including dividends) terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards (for which no material benefits of ownership have been received, including dividends) are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan, subject to
Section 7.2 herein. Shares that are tendered, whether by physical delivery or by attestation, to the Company by a Participant as full or partial payment of the exercise price of any Award or in payment of any applicable withholding for federal, state, city, local or other taxes incurred in connection with the exercise of any Award shall become available for future grant or sale under the Plan; provided, however, that the total number of Shares so tendered from which ISOs may be granted shall not exceed 400,000.

4.3 Capital Adjustments. The number and class of Shares subject to each outstanding Award and each Automatic Award, the Option Price (as defined in Section 6.3 herein), and the aggregate number and class of Shares for which Awards thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations, or reorganizations of or by the Company.

                                 ARTICLE 5
                                Eligibility

Persons eligible to participate in the Plan and receive Awards (other than Automatic Awards) include all employees of the Company and its Subsidiaries who, in the opinion of the Committee, are Key Employees.

Non-Employee Directors shall receive Automatic Awards, and may elect to receive Stock Payment Awards, under the Plan pursuant to Article 9.

                                ARTICLE 6
                      Stock Options to Key Employees

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Key Employee; provided, however, (i) no Key Employee may be granted Options in any calendar year for more than 40,000 shares of Common Stock and
(ii) that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Key Employee may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder.

6.2 Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as defined in Section 6.3 herein), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability, or other termination of employment, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or Nonqualified Stock Option not intended to be within the provisions of Section 422 of the Code.

6.3 Option Price. The exercise price per share of Stock covered by an Option ("Option Price") shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. In addition, an ISO granted to an employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock.

6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, no ISO shall be exercisable later than the tenth (10th) anniversary date of its Award Date. In addition, an ISO granted to an employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall not be exercisable later than the fifth (5th) anniversary date of its Award Date.

6.5 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Key Employees.

6.6 Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares which shall be deemed to include arrangements, if any, approved by the Committee for the delivery to the Company of the proceeds of a sale or margin loan in the case of a "cashless" exercise. The Option Price shall be payable to the Company in full either in cash (including the proceeds of a cashless exercise in the Committee's discretion), by delivery of Shares of Stock valued at Fair Market Value at the time of exercise, by delivery of a promissory note (in the Committee's discretion) or by a combination of the foregoing. As soon as practicable after receipt of written notice and payment, the Company shall deliver to the Participant stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name. No Participant who is awarded Options shall have rights as a shareholder until the date of exercise of the Options.

6.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of the National Association of Securities Dealers, Inc. or any stock exchange upon which such Shares are then listed, and under any blue sky or state securities laws applicable to such Shares.

6.8 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

                              ARTICLE 7
              Stock Appreciation Rights to Key Employees

7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Key Employees at the discretion of the Committee (i) in connection with the grant, and exercisable in lieu of Options ("Tandem SARs"), (ii) independent of the grant of the Options ("Freestanding SARs"), or (iii) in any combination of the foregoing. No Key Employee may be granted more than 40,000 SARs in any calendar year.

7.2 Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option. The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Tandem Option equal to the number of Shares with respect to which the Related Option is exercised. Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option, shall be transferable only when and under the same conditions as the Related Option and shall be exercisable only when the Related Option is eligible to be exercised. In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Option Price of the Related Option and the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised.

7.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in it sole discretion, imposes upon such SARs.

7.4   Other Conditions Applicable to SARs.   In no event shall the term of any
SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds either (i) the Option Price of the Related Option in the case of a Tandem SAR or (ii) the Fair Market Value of a Share on the Grant Date in the case of a Freestanding SAR. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

7.5 Payment Upon Exercise of SARs. Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) either (x) the Option Price of the Related Option in the case of a Tandem SAR or (y) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR.

Payment to the Key Employee shall be made in Shares, valued at the Fair Market Value on the date of exercise, in cash if the Key Employee has so elected in his written notice of exercise and the Committee has consented thereto, or a combination thereof. To the extent required to satisfy the conditions of Rule 16b-3(e) under the Exchange Act, or any successor or similar rule, or as otherwise provided in the Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Key Employee to receive cash in full or partial settlement of a SAR. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to or disapprove such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the SAR surrendered by the Key Employee. If the election to receive cash is disapproved in whole or in part, the SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

7.6 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Key Employee under the Plan shall be exercisable during his lifetime only by such Key Employee or his guardian or legal representative.

                              ARTICLE 8
                   Stock Awards to Key Employees

8.1 Grant of Stock Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Awards under the Plan to such Key Employees, which may but need not be Restricted Stock, and in such amounts as it shall determine; provided, however, that no Key Employee may be granted Stock Awards in any calendar year for more than 10,000 shares of Common Stock. Key Employees receiving Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than by the rendering of services.

8.2 Stock Award Agreement. Each Stock Award shall be evidenced by an Agreement that shall specify the number of shares of Stock covered by the Stock Award, any applicable Restrictions and such other provisions as the Committee shall determine. The Committee may impose such other restrictions to be set forth in the Agreement as it may deem advisable, including without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Stock Awards to give appropriate notice of such restrictions.

8.3 Transferability. Except as otherwise provided in the Agreement pursuant to which Stock Awards are made and subject to the limitation in the next sentence, the Shares of Stock granted as Stock Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of any applicable Restrictions or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Stock Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

8.4 Restrictions on Restricted Stock. With respect to Shares of Restricted Stock granted pursuant to the Plan, the Committee shall either (i) impose a Period of Restriction which requires continuation of employment for a prescribed period, or (ii) require the satisfaction of one or more specified Performance Criteria to be achieved within a stated time period, in order for the Participant to be fully vested in the Shares of Restricted Stock. Unless otherwise determined by the Committee, custody of Shares of Restricted Stock shall be retained by the Company until the termination of the Restrictions pertaining thereto.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.2 herein, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

    The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the FNB

    Corporation 2000 Incentive Stock Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in an Agreement dated February 15, 2000. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of FNB Corporation.

8.6 Removal of Restrictions. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction or on the day immediately following the date on which the Performance Criteria have been timely satisfied. Once the Shares are released from the restrictions, the Company shall deliver the certificate representing the Restricted Stock to the Participant and the Participant shall be entitled to have the legend required by Section 8.5 herein removed from his Stock certificate.

8.7   Voting Rights.   Participants entitled to Shares of Restricted Stock
still subject to Restrictions may exercise full voting rights with respect to those Shares.

8.8 Dividends and Other Distributions. Unless otherwise provided in the Agreement, Participants entitled to Shares of Restricted Stock still subject to Restrictions shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and subject to the same rules for custody as the Shares of Restricted Stock with respect to which they were distributed.

8.9 Termination of Employment Due to Retirement. Unless otherwise provided in the Agreement, in the event that a Key Employee terminates his employment with the Company or one of its Subsidiaries because of normal retirement (as defined in the plans and/or policies of the Company in effect at the time), any remaining Restrictions applicable to the Restricted Stock Shares pursuant to Section 8.4 herein shall automatically terminate and, except as otherwise provided in Section 8.2 herein, the Shares of Restricted Stock shall thereby be free of restrictions and freely transferable. Unless otherwise provided in the Agreement, in the event that a Key Employee terminates his employment with the Company because of early retirement (as defined in the policies and/or plans of the Company in effect at the time), the Committee, in its sole discretion, may waive the restrictions remaining on any or all Shares of Restricted Stock pursuant to Section 8.2 herein and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.

8.10 Termination of Employment Due to Death or Disability. Unless otherwise provided in the Agreement, in the event a Key Employee's employment is terminated because of death or disability, any remaining Restriction applicable to the Restricted Stock pursuant to Section 8.4 herein shall automatically terminate and, except as otherwise provided in Section 8.2 herein, the shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

8.11 Termination of Employment for Other Reasons. Unless otherwise provided in the Agreement, in the event that a Key Employee terminates his employment with the Company for any reason other than for death, disability, or retirement, as set forth in Sections 8.9 and 8.10 herein, then any shares of Restricted Stock still subject to Restrictions as of the date of such termination shall automatically be forfeited and returned to the Company.

8.12 Failure to Satisfy Performance Criteria. In the event that the specified Performance Criteria are not satisfied within the time period established by the Committee, the Shares of Restricted Stock which were awarded subject to the satisfaction of such Performance Goals shall be automatically forfeited and returned to the Company.

                                 ARTICLE 9
                 Automatic Awards to Non-Employee Directors

9.1. Automatic Options. On each Automatic Grant Date, each Non-Employee Director will automatically receive a Non-Qualified Stock Option ("Automatic Option") covering 3,500 Shares for Non-Employee Directors of the Company and 3,000 Shares for Non-Employee Directors of any Subsidiary, or such lesser number as the Committee may determine from time to time for Non-Employee Directors as a whole or for any class of Non-Employees Directors, on each Automatic Grant Date after the Effective Date to be evidenced by an Agreement. Notwithstanding the foregoing, a person serving as a Non-Employee Director on more than one Board shall only receive one Automatic Option Award per year.

The Option Price of Automatic Options shall be 100% of the Fair Market Value on the Automatic Grant Date.

Unless otherwise provided in the Agreement pursuant to which they are received, one-quarter of each Automatic Option Award shall become exercise on the first, second, third, and fourth anniversary of its Automatic Grant Date; provided, however, that an Automatic Option Award shall be immediately exercisable if the Non-Employee Director's membership on the Board terminates as a result of the Non-Employee Director's retirement from Board service in accordance with the Company's policy, death, or permanent and total disability (as such term is defined in Section 22(e)(3) of the Code) or if a Change of Control occurs.

An Automatic Option shall be forfeited if, as of the termination of the Non-Employee Director's membership on the Board, the Automatic Option is not then exercisable and such termination occurs for any reason other than as a result of the Non-Employee Director's retirement from Board service in accordance with the Company's policy, death or permanent and total disability (as such term is defined in Section 22(e)(3) of the Code).

Unless otherwise provided in the Agreement pursuant to which they are received, Automatic Options that are exercisable or that become exercisable upon the Non-Employee Director's termination of membership on the Board will remain exercisable until the tenth anniversary of the Automatic Option's Automatic Grant Date.

An Automatic Option may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Automatic Option shall not affect the right to exercise the Automatic Option from time to time in accordance with this Plan and the applicable Agreement with respect to the shares remaining subject to the Automatic Option.

The provisions of Sections 6.6, 6.7, and 6.8 herein shall be applicable to Automatic Options.

9.2 Automatic Stock Awards. On each Automatic Grant Date, each Non-Employee Director shall automatically receive a Stock Award ("Automatic Stock Award") for 300 Shares, or such lesser number as the Committee may determine from time to time for Non-Employee Directors as a whole or for any class of Non-Employees Directors, to be evidenced by an Agreement. Notwithstanding the foregoing, a person serving as a Non-Employee Director on more than one Board shall only receive one Automatic Stock Award per year.

9.3 Stock Payment Awards. Non-Employee Directors may elect to receive payment of their retainer and meeting attendance fees ("Fees") in the form of Stock Payment Awards in accordance with the provisions of this Section. An election to receive Stock Payment Awards must be made on an annual basis by delivering written notice to the Secretary of the Company on the election form provided by the Company for that purpose ("Election Form").

With respect to elections for the balance of the calendar year containing the Effective Date, the election form must be delivered on or before May 31, 2000, and is effective only with respect to fees earned after the effective date of the election, and, with respect to elections for subsequent calendar years, on or before the date of the last Board meeting in the calendar year preceding the year to which the election relates. In the event an individual becomes a Non-Employee Director after the deadline for delivery of the election notice for a particular calendar year, the Company may, but shall not be required to, permit such Non-Employee Director to make an election to receive Stock Payment Awards for such calendar year. Once made, an election for a particular calendar year may not be revoked and will be effective for all Fees owing to an electing Non-Employee Director for services to be rendered as a director during that calendar year.

Stock Payment Awards shall be made on a quarterly basis, beginning with the second quarter of the calendar year 2000. Stock Payment Awards shall be made as soon as possible but in no event later than 30 days after the last day of the quarter for which the Non-Employee Director's Fees are earned.

The number of Shares constituting a quarterly Stock Payment Award for each electing Non-Employee Director shall be that number of Shares, rounded to the nearest whole number, which results from dividing the respective Non-Employee Director's Fees earned during that quarter by the Fair Market Value of the Shares as of the Determination Date (as hereinafter defined). The Company shall send each electing Non-Employee Director a letter agreement setting forth the number of Shares constituting each Stock Payment Award and such other terms and conditions of the Award as are consistent with this Section
9.3. The "Determination Date" shall mean the earlier of (i) the last day of the quarter for which the Non-Employee Director's Fees are earned (March 31, June 30, September 30 and December 31, respectively) or (ii) the effective date of an electing Non-Employee Director's termination as a member of the Board prior to the end of a calendar quarter.

A Non-Employee Director shall have no voting or dividend rights with respect to, and no right to transfer any interest in, any Stock Payment Awards prior to the Determination Date for such Award. Following a Determination Date, a Non-Employee Director shall be entitled to vote Stock Payment Award Shares and to receive dividends thereafter declared and payable on such Shares.
Following a Determination Date, the Stock Payment Award Shares shall not be subject to any restrictions on transfer and the Company shall, in accordance with each Non-Employee Director's written request made on an Election Form, either cause a stock certificate to be issued evidencing the Stock Payment Award Shares or maintain a book-entry record evidencing such Shares. Stock Payment Award Shares for which no such written request is made shall be evidenced by a book-entry record. Dividends on Stock Payment Award Shares evidenced by a stock certificate shall be paid in cash, and dividends on Stock Payment Award Shares evidenced by a book entry record shall be reinvested in Shares, in each case only as and when dividends are declared and paid to shareholders of record of Shares.

Notwithstanding the foregoing, at any time and from time to time, the Committee may suspend the option for Non-Employee Directors as a whole or for any class of Non-Employees Directors to elect to receive Stock Payment Awards in lieu of Fees.

                                ARTICLE 10
                            Change in Control

The Committee, as constituted before a Change in Control, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions with respect to a Change in Control: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, upon a Participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

                                 ARTICLE 11
               Modification, Extension, and Renewals of Awards

Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board, accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan and authorize the granting of new Awards pursuant to the Plan in substitution therefor, and the substituted Awards may specify a longer term than the surrendered Awards or may contain any other provisions that are authorized by the Plan. Notwithstanding the foregoing, no modification, extension, renewal, or surrender and substitution may provide for a lower exercise price than that provided for prior to the modification, extension, renewal, or surrender and substitution. Subject to the foregoing limitation, the Committee may also modify the terms of any outstanding Agreement. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

                                ARTICLE 12
            Amendment, Modification, and Termination of the Plan

12.1 Amendment, Modification, and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules, or regulations.

12.2 Awards Previously Granted. No termination, amendment, or modification of the Plan other than pursuant to Section 4.3 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

                                ARTICLE 13
                                Withholding

13.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State, and local taxes (including a Participant's FICA obligation, if any) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

13.2 Stock Withholding. With respect to withholding required upon the exercise of Nonqualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other similar taxable event, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections shall be irrevocable and be made in writing, signed by the Participant on forms approved by the Committee in advance of the day that the transaction becomes taxable.

                                 ARTICLE 14
                                 Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                                 ARTICLE 15
                                  General

15.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

15.2 Effect of Plan. The establishment of the Plan shall not confer upon any Key Employee or any Non-Employee Director any legal or equitable right against the Company, a Subsidiary, the Board, or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment of any Key Employee, nor is it a contract between the Company or any of its Subsidiaries and any Key Employee or any Non-Employee Director. Participation in the Plan shall not give any Key Employee any right to be retained in the service of the Company or any of its Subsidiaries. Participation in the Plan shall not give any Non-Employee Director any right to be retained as a member of the Board of the Company or any of its Subsidiaries.

15.3 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

15.4 Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed ,and administered in accordance with the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.

15.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


Approved by the Board of Directors
on February 15, 2000